UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

April 16, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, May 21, 2008, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036.

The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement. The annual report for the year ended December 31, 2007 is also enclosed.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed, returned and not revoked). Accordingly, we request that you promptly sign, date and mail the enclosed proxy in the accompanying prepaid envelope provided for your convenience. You may revoke your proxy at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Sincerely,

EUGENE I. DAVIS
Chairman of the Board of Directors

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 WESTCHESTER AVENUE
PURCHASE, NEW YORK 10577-2543

Notice of 2008 Annual Meeting of Stockholders
To be held on May 21, 2008

We will hold the 2008 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., a Delaware corporation, on Wednesday, May 21, 2008, at 10:00 a.m., local time, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036, for the following purposes:

1.	To elect a board of directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008;

3.	To approve an amendment to our 2007 Incentive Plan to increase the number of shares that are available for issuance of awards under such plan; and

4.	To transact such other business, if any, as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

Only stockholders of record at the close of business on March 24, 2008, which date has been fixed as the record date for notice of the Annual Meeting, are entitled to receive this notice and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. IF YOU HAVE RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

By Order of the Board of Directors

WILLIAM J. FLYNN
President and Chief Executive Officer

April 16, 2008

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2008

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (“AAWW”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2008, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036 at 10:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. It is expected that this Proxy Statement and the accompanying proxy will first be mailed or delivered to stockholders beginning on or about April 16, 2008. Proxies may be solicited in person, by telephone or by mail, and the costs of such solicitation will be borne by AAWW.

AAWW was incorporated in Delaware in 2000 and is a holding company with two principal operating subsidiaries — Atlas Air, Inc. (“Atlas”), which is wholly-owned, and Polar Air Cargo Worldwide, Inc. (“Polar”), an entity in which AAWW maintains a 51% economic interest and a 75% voting interest. Except as otherwise noted, Atlas, Polar and AAWW (along with AAWW’s other subsidiaries) are collectively referred to herein as the “Company,” “AAWW,” “we,” “us,” or “our.”

ABOUT THE ANNUAL MEETING

At our Annual Meeting, the holders of shares of our Common Stock, par value $0.01 per share (the “Common Stock”), will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, in addition to transacting such other business, if any, as may properly come before the meeting or any adjournments thereof. The shares represented by your proxy will be voted as indicated on your proxy, if properly executed. If your proxy is properly signed and returned, but no directions are given on the proxy, the shares represented by your proxy will be voted:

•	FOR the election of the director nominees named herein, to serve until the 2009 Annual Meeting or until their successors are elected and qualified (Proposal No. 1).

•	FOR ratifying the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008 (Proposal No. 2).

•	FOR approving an amendment to AAWW’s 2007 Incentive Plan (the “Incentive Plan”) to increase the number of shares that are available for issuance of awards under that plan (Proposal No. 3).

In addition, if any other matters are properly submitted to a vote of stockholders at the Annual Meeting, the accompanying form of proxy gives the proxy holders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by our Board of Directors, or if no recommendation is given, in the proxy holders’ discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2008
This Proxy Statement and the Atlas 2007 Annual Report are available for downloading, viewing and printing at http://www.ezodproxy.com/AtlasAir/2008

Record Date and Voting Securities

All of our stockholders of record at the close of business on March 24, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 21,676,876 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting. A description of certain restrictions on voting by stockholders who are not “U.S. citizens,” as defined by applicable laws and regulations, can be found in “Additional Information — Limited Voting by Foreign Owners” at the end of this Proxy Statement.

Shares Registered in the Name of a Bank, Broker or Nominee

Brokerage firms and banks holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. Your broker, bank or nominee has enclosed herein or separately provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares.

Quorum, Vote Required

A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the number of shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Proposal 1: Election of Directors.  Members of the Board (each, a “Director” and collectively, the “Directors”) are elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominees with the most votes will be elected.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008.  The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on this proposal is required to ratify the selection of PricewaterhouseCoopers.

Proposal 3: Approval of an amendment to AAWW’s 2007 Incentive Plan.  The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on this proposal is required to approve the amendment to the 2007 Incentive Plan that would increase the number of shares available for issuance of awards thereunder.

Shares of Common Stock that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the effect of a negative vote with regard to the proposals ratifying the selection of our independent auditors and amending the 2007 Incentive Plan; however, as each nominee to the Board of Directors must receive a plurality of the votes cast at the Annual Meeting in order to be elected as a director, withholding a vote for a nominee, which is tantamount to an abstention, will have no effect on the election of director nominees.

If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to a particular matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions regarding that matter, your shares may not be voted. Such shares, commonly known as “broker non-votes,” will not be counted in determining the number of shares necessary for approval of a specific matter but will be counted in determining whether there is a quorum present at the Annual Meeting. As a result, unlike abstentions, broker non-votes will have no effect on the outcome of the vote for amending the 2007 Incentive Plan. With respect to the election of directors and ratifying the selection of our independent auditors, even if your broker or nominee does not receive specific voting instructions from you, he or she will be permitted to vote your shares in respect of these two matters.

Revocability of Proxies

If you hold your shares registered in your name, you may revoke your proxy at any time before its use by delivering to the Secretary of AAWW a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

If your shares are held in street name and you wish to revoke your proxy and vote at the Annual Meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or nominee. We cannot guarantee you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

Proxy Solicitation

This proxy solicitation is being made by our Board, and the cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and other employees, without additional compensation, in person or by telephone, e-mail or facsimile. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies and will pay Morrow & Co. a fee estimated not to exceed $6,000, plus out-of-pocket expenses.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with us. The inspectors of election will also be independent of us. Comments on written proxy cards will be provided to the Secretary of AAWW without disclosing the vote unless the vote is necessary to understand the comment.

STOCK OWNERSHIP

The following table sets forth, as of March 28, 2008, information regarding beneficial ownership of our Common Stock by:

•	Each stockholder who is known by us to own beneficially 5% or greater of the Common Stock;

•	Each Director;

•	Each of our Named Executive Officers; and

•	All of our Executive Officers and members of our Board as a group.

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that stockholder. The number of shares of Common Stock beneficially owned is determined under rules issued by the Securities and Exchange Commission (the “SEC”). This information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 28, 2008, through the exercise of any stock option or other right. The number of shares of our Common Stock issued and outstanding as of March 28, 2008 was 21,676,876.

Beneficial Ownership Table

	Number of Shares	Percentage of
	Beneficially	Outstanding Shares
Name and Address of Beneficial Owner	Owned (a)	Beneficially Owned

5% Stockholders
HMC Atlas Air, L.L.C.(b)	8,389,690	38.7%
555 Madison Avenue, 16th Floor New York, NY 10022
Oppenheimer Funds, Inc.(c)	1,566,480	7.2%
Two World Financial Center 225 Liberty Street New York, NY 10281
Directors:
Robert F. Agnew	13,358	*
Timothy J. Bernlohr	10,157	*
Keith E. Butler	20,582	*
Eugene I. Davis	21,286	*
Jeffrey H. Erickson	69,223	*
James S. Gilmore	20,857	*
Carol B. Hallett	10,857	*
Frederick McCorkle	18,368	*
Director and Named Executive Officer:
William J. Flynn	105,083	*
Other Named Executive Officers:
John W. Dietrich	94,107	*
Jason Grant	20,559	*
Adam R. Kokas	20,239	*
Ronald A. Lane	25,637	*
Michael L. Barna	1,719	*
All Directors and Executive Officers as a group (18 persons, including the persons listed above)	511,538	2.4%

*	Represents less than 1% of the outstanding shares of Common Stock.

(a)	For members of the Board of Directors, includes restricted stock units scheduled to vest at the time of the Annual Meeting. For Executive Officers, includes shares subject to options exercisable as of March 28, 2008 or within 60 days thereafter as follows:

William J. Flynn	24,433
Jason Grant	8,119
Adam R. Kokas	5,062
Ronald A. Lane	9,469
Michael L. Barna	—
(Executive Officers other than	20,351
Named Executive Officers)

(b)	This information is based on a Schedule 13D/A dated September 6, 2007 and filed with the SEC on September 11, 2007 for HMC Atlas Air, L.L.C., along with Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, HMC-New York, Inc., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(c)	This information is based on a Schedule 13G dated February 4, 2008 and filed with the SEC on such date. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires certain of our Executive Officers, as well as our Directors and persons who own more than ten percent (10%) of a registered class of AAWW’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us or written representations from reporting persons, we believe that during the last fiscal year all Executive Officers and Directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year, and we have no reason to understand that our 10% stockholders have not complied with their filing requirements under Section 16(a).

Certain Relationships and Related Person Transactions

Our Code of Ethics Applicable to our Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors (the “Code of Ethics”), which is available on our website at www.atlasair.com, provides that our executive officers and Directors should follow the guidelines outlined in our Employee Compliance Manual and communicate any potential or actual conflicts of interest (however immaterial) to the Chairman of the Audit Committee of the Board of Directors, so that an objective, third-party review can be made of the matter. Pursuant to our Audit Committee Charter, which is also available on our website at www.atlasair.com, the Audit Committee reviews reports and disclosures of insider and affiliated party transactions and/or conflicts of interest or potential conflicts of interest involving corporate officers and members of the Board of Directors. The Audit Committee, where appropriate, will also review and approve any involvement of corporate officers and members of the Board of Directors in matters that might constitute a conflict of interest or that may otherwise be required to be disclosed as a related party transaction under SEC regulations. Our Nominating and Governance Committee separately determines Director Independence as summarized in “Director Independence” below.

Transactions with Directors

In June 2007, DHL acquired a 49% economic interest and a 25% voting interest in Polar (the “DHL Transaction”). On June 28, 2007, we made a $250,000 lump sum payment to Jeffrey H. Erickson, currently a Director who served as our former President and Chief Executive Officer, as required by the terms and provisions of his Retirement and General Release Agreement. The payment represented a success fee that was payable to Mr. Erickson upon consummation of the DHL Transaction within a prescribed period of time and that equaled 10% of the fee paid to certain investment bankers associated with such transaction.

Transactions with Former Executive Officers

On September 17, 2007, Michael L. Barna resigned as Senior Vice President and Chief Financial Officer of the Company in order to pursue other interests. In connection with his resignation, Mr. Barna received severence payments equal to 18 months of his annual base salary (payable in accordance with the Company’s normal pay schedule), continued coverage under the Company’s health plan for 18 months (such covereage to cease in the event that Mr. Barna obtains comparable coverage in connection with subsequent employment), and up to $20,000 to cover attorney’s fees and certain other expenses.

Ronald A. Lane, who served as the Company’s Senior Vice President and Chief Marketing Officer from April 2003 to March 2007 and Senior Vice President and Special Advisor from April 2007 to December 2007, retired as an Executive Officer and full-time employee at year-end 2007. On April 4, 2008, the Company entered into an employment agreement with Mr. Lane pursuant to which he will serve as a Special Advisor to the Company through December 31, 2009 and under which he will be compensated at a minimum annual rate of $240,000. Upon execution of this agreement, Mr. Lane received a lump-sum cash severance payment of $426,080 that was otherwise due him under the terms and provisions of a prior employment agreement. The remaining $100,000 of severance otherwise due Mr. Lane under that prior agreement will be paid to him on December 31, 2010, one year after the expiration of the current employment arrangement.

PROPOSAL 1

ELECTION OF DIRECTORS

Our By-laws provide for no fewer than one and no more than eleven directors, with the exact number to be fixed by our Board of Directors. Our Board currently consists of nine Directors. The current term of all of our Directors expires at the Annual Meeting.

All of our current Directors, except for Jeffrey H. Erickson, who has decided not to stand for election, are standing for election at the Annual Meeting. The Board wishes to thank Mr. Erickson for his service to the Company over the past six years. With Mr. Erickson’s impending departure, the Board has elected to reduce the number of Directors that constitutes the entire Board from nine persons to eight, effective as of the date of the Annual Meeting.

Our other eight Directors have been recommended for nomination by our Nominating and Governance Committee and nominated by our Board for election at the Annual Meeting. In making its recommendations for nomination, the Nominating and Governance Committee evaluated the size and composition of the Board and reviewed each member’s skills, characteristics and independence.

Each nominee has consented to be named as a nominee for election as a Director and has agreed to serve if elected. Except as otherwise described below, if any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by our Board of Directors, unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. At the Annual Meeting, Directors will be elected to hold office until the 2009 Annual Meeting or until their successors are elected and qualified, as provided in our By-laws.

The following list sets forth the names of our incumbent Directors up for election and our Director nominee. Additional biographical information concerning these individuals is provided as of March 28, 2008 in the text following the list.

Eugene I. Davis
Robert F. Agnew
Timothy J. Bernlohr
Keith E. Butler
William J. Flynn
James S. Gilmore III
Carol B. Hallett
Frederick McCorkle

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Nominees for Director

Eugene I. Davis, age 53, has been the Chairman of our Board of Directors and a member of our Audit Committee and our Compensation Committee since July 2004 and of our Nominating and Governance Committee since its establishment in March 2006. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a member of the Board of Directors of Delta Airlines, Inc., American Commercial Lines, Inc., Knology, Inc., Foamex, Inc., and Silicon Graphics Inc.

Robert F. Agnew, age 57, has been a member of our Board since July 2004, the Chariman of our Audit Committee since June 2006 and a member of our Nominating and Governance Committee since its establishment in March 2006. Mr. Agnew is President and Chief Executive Officer of Morten Beyer & Agnew, an international aviation consulting firm experienced in the financial modeling and technical due diligence of airlines and aircraft funding. Mr. Agnew has over 30 years experience in aviation and marketing consulting and has been a leading provider of aircraft valuations to banks, airlines and other financial institutions worldwide. Previously, he served as Senior Vice President of Marketing and Sales at World Airways. Mr. Agnew began his commercial aviation career at Northwest Airlines, where he concentrated on government and contract sales, schedule planning and corporate operations research. Earlier, he served in the U.S. Air Force as an officer and instructor navigator with the Strategic Air Command. Mr. Agnew is a graduate of Roanoke College and holds a master’s degree in business administration from the University of North Dakota. In addition, Mr. Agnew serves on the board of The National Defense Transportation Association and chairs the Military Airlift Committee for the Commander of the USAF Air Mobility Command.

Timothy J. Bernlohr, age 49, has been a member of our Board since June 2006 and a member of our Audit Committee and Nominating and Governance Committee since that time. Mr. Bernlohr is the managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, plan administration, and interim executive management. Mr. Bernlohr founded the consultancy in 2005. Mr. Bernlohr is the former President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture, and marketing of closed cell rubber and plastic materials to the automotive, construction, and industrial markets. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr is also a director of Cadence Innovation, WCI Steel, Trident Resources Corporation, RAB Food Group, LLC, General Insulation Company and Zemex Minerals, Inc. Mr. Bernlohr is a graduate of Penn State University.

Keith E. Butler, age 54, has been a member of our Board since July 2004 and a member of our Audit Committee since June 2006. Mr. Butler is the sole owner of BCS Placements, LLC, a broker dealer registered with the National Association of Securities Dealers, Inc. Mr. Butler joined Paine Webber in 1997, which later merged with UBS Warburg, a global securities and investment banking firm. He is currently a financial advisor and was an investment banker with UBS Warburg until 2003. Mr. Butler’s focus was on the transportation sector (air, shipping and rail), including the financing of freighter aircraft. Before Paine Webber merged with UBS, Mr. Butler was a Managing Director at Paine Webber, where he launched and built the first structured finance product group for transportation assets and at Alex Brown, where he initiated the transportation debt practice. Mr. Butler graduated from Harvard College and received a master’s degree in business administration from Harvard Business School.

William J. Flynn, age 54, has been our President and Chief Executive Officer since June 2006 and has been a member of the Board of Directors since May 2006. Mr. Flynn has had a 30 year career in international supply chain management and freight transportation. Prior to joining us, Mr. Flynn served as President and Chief Executive Officer of GeoLogistics Corporation since 2002. He was initially recruited by the private equity sponsors of the company in 2002 to lead that company’s turnaround to profitability and the exit strategy for the investors. The company was acquired in September 2005 by PWC Logistics Corporation of Kuwait. Prior to his tenure at GeoLogistics Corporation, from 2000 until 2002, Mr. Flynn served as Senior Vice President to the Merchandise Service Group of CSX Transportation, Inc., the operating unit serving the traditional railcar traffic of CSX Transportation, Inc., one of the largest Class 1 railroads operating in the U.S. Mr. Flynn spent over 20 years with Sea-Land Service, Inc., a global provider of container shipping services. He served in roles of increasing responsibility in the U.S., Latin America and Asia. He was ultimately responsible for Sea-Land’s consolidated operations in Asia. Mr. Flynn is also a director of Allied Waste Industries, Inc. and Horizon Lines, Inc. He holds a Bachelors degree, summa cum laude, in Latin American studies from the University of Rhode Island and a Masters degree in the same field from the University of Arizona.

James S. Gilmore III, age 58, has been a member of our Board since July 2004, a member of our Nominating and Governance Committee since its establishment in March 2006 and the Chairman of such Committee since June 2006. Mr. Gilmore, who is currently a candidate for the United States Senate seat from the Commonwealth of Virginia, has been a partner in the law firm of Kelley Drye & Warren LLP since 2002 and was Governor of the Commonwealth of Virginia from 1998 to 2002. He is currently the Chair of his firm’s Homeland Security Practice Group, and his practice also focuses on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Former Governor Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. Also known as the “Gilmore Commission,” this panel was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. He is also a director of Barr Laboratories, Windmill International, Rampart Financial Services, Inc. and Cypress Communications, Inc., and serves on the advisory board of Unisys Corporation.

Carol B. Hallett, age 70, has been a member of our Board since June 2006 and a member of our Compensation Committee since that time. She has been of counsel at the U.S. Chamber of Commerce since 2003. From 1995 to 2003, Ms. Hallett was President and Chief Executive Officer of the Air Transport Association of America (ATA), Washington, D.C., the nation’s oldest and largest airline trade association. Prior to joining the ATA in 1995, Ms. Hallett served as senior government relations advisor with Collier, Shannon, Rill & Scott from 1993 to 1995. Ms. Hallett has also been a member of the board of directors of Mutual of Omaha Insurance Company since 1998, Rolls Royce-North America since 2003 and Wackenhut Services Inc., since 2006. From 2003 to 2004, Ms. Hallett was chair of Homeland Security at Carmen Group, Inc. where she helped to develop the homeland security practice for the firm. Additionally, from 1993 to 2003, she was a director of Fleming Companies, Inc., and from 1993 to 2002, she was a director of Litton Industries.

Frederick McCorkle, age 63, has been a member of our Board and Compensation Committee since July 2004 and a member of our Nominating and Governance Committee since its establishment in March 2006. General McCorkle has served as Chairman of the Compensation Committee since June 2006. General McCorkle retired from the U.S. Marine Corps in October 2001 after serving since 1967. He last served as Deputy Commandant for Aviation, Headquarters, Marine Corps, Washington, D.C. General McCorkle is a graduate of East Tennessee State University and holds a master’s degree in Administration from Pepperdine University. He is currently a Senior Advisor and a member of the board of directors of GKN Aerospace

Services. He is also a member of the board of directors of Lord Corporation, Jura Corporation and Rolls-Royce North America. In addition to his board memberships, General McCorkle serves as a Senior Strategic Advisor for Optical Air Data Systems and the Purdy Corporation.

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Our Board held seven in person meetings in 2007. It also held 11 telephonic meetings in 2007, including telephonic meetings held principally to discuss monthly financial results. Pursuant to Board policy, Directors are expected to attend all Board and committee meetings, as well as our annual meeting of stockholders. Each Director attended at least 75% of the meetings of the Board and committees of the Board on which such Director serves. All of the Directors who were serving at the time of our 2007 annual meeting of stockholders attended the 2007 annual meeting.

Executive Sessions

The outside members of the Board, as well as our Board committees, meet in executive session (with no management directors or management present) on a regular basis, and upon the request of one or more outside Directors, at least two times a year. The sessions are generally scheduled and chaired by Eugene I. Davis, the Chairman of the Board, and executive sessions of our committees were chaired, respectively, by Robert F. Agnew, Chairman of the Audit Committee, Frederick McCorkle, Chairman of the Compensation Committee, or James S. Gilmore III, Chairman of the Nominating and Governance Committee, as applicable. The executive sessions include whatever topics the outside Directors deem appropriate.

Compensation of Outside Directors

Cash Compensation.  As of the date of this Proxy Statement, each of our outside Directors is paid $50,000 in cash compensation annually, which is payable quarterly in advance, and also receives the following additional cash compensation as applicable:

Standing Committee Membership

•	Each member of the Audit Committee, $15,000 annually;

•	Each member of the Compensation Committee, $5,000 annually; and

•	Each member of the Nominating and Governance Committee, $5,000 annually.

Chairman Position

•	Chairman of the Board, $100,000 annually ($75,000 annually prior to January 1, 2008); and

•	Chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, $25,000 annually.

Meeting Fees

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, a fee to such member of $1,500 or $3,000 if such member is its Chairman;

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended via teleconference or videoconference, a fee to each such member of $500 or $1,000 if such member is its Chairman; and

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, all customary out-of-pocket expenses of such member are reimbursed.

Polar Board Compensation

Eugene I. Davis, our Chairman, was elected Chairman of Polar on June 28, 2007. In light of his increased responsibility resulting from the assumption of this position, beginning June 28, 2007, Mr. Davis receives an annual cash retainer of $50,000 (payable quarterly) and meeting fees in respect of meetings of the Polar Board of Directors consistent with the meeting fees paid to the Company’s Directors for Company Board and Committee meetings as described above. Mr. Davis received meeting fees totalling $7,000 for chairing one telephonic and two in person meetings of the Polar Board of Directors during 2007. Except for Mr. Davis, no other person is compensated by the Company for serving as a Director of Polar.

Equity Compensation

Restricted Shares.  On August 24, 2004, each of our outside Directors serving as members of the Board at such time received a grant of 5,000 shares of Common Stock, which shares vested in equal increments over three years. All of these shares have vested. On November 4, 2004, each of our outside Directors at such time received a grant of 15,000 shares of Common Stock, vesting in equal increments over three years. All of such shares have vested. Mr. Bernlohr and Ms. Hallett, who each joined the Board in June 2006, each received 10,000 shares of Common Stock at such time, which shares vest in equal increments over five years. In general, any shares not yet vested are forfeited upon a termination of a director’s service as a member of the Board, subject to certain limitations and exceptions. Each of our outside Directors has all of the rights of a stockholder with respect to the Common Stock described above prior to forfeiture, if any, of such shares, including the right to vote such shares and, to the extent declared, the right to receive dividends on such shares.

Restricted Stock Units.  Pursuant to a policy adopted in early 2007, each of our outside Directors (other than Mr. Erickson in respect of 2007) receives a grant of restricted stock units on the date of each annual meeting of stockholders (commencing with the 2007 annual meeting) for a number of shares having a value of $50,000 on the date of grant ($75,000 in the case of Mr. Davis), which shares will vest on the earlier of the date of the Annual Meeting or the one-year anniversary of the date of grant. On December 18, 2007, our Board amended this policy to provide for the grant of restricted stock units having a value (calculated based on closing price of the Common Stock on the date of grant) of $100,000 with vesting terms similar to those described above to each outside Director on the date of the Annual Meeting and on each annual meeting date thereafter. Annual awards to the Chairman will have a value of $175,000.

2007 Total Compensation of Directors

The following table shows (i) the cash amount paid to each non-employee director for his or her service as a non-employee director in 2007, and (ii) the dollar value of restricted shares and/or restricted stock units recognized for financial statement purposes that were awarded to each such person in prior years. In accordance with SFAS 123R, we record expense for this grant ratably over the vesting period.

Name	Fees Earned Or Paid in Cash	Stock Awards	Other	Total
(1)	($)	($)(3)	($)(4)	($)
Eugene I. Davis	241,378 (2)	104,445	—	345,823
Robert F. Agnew	153,372	89,569	—	242,941
Timothy J. Bernlohr	103,371	130,416	—	233,787
Keith E. Butler	88,500	89,569	—	178,069
Jeffrey H. Erickson	66,941	—	250,000	316,941
James S. Gilmore III	101,565	89,569	—	191,134
Carol B. Hallett	106,431	130,416	—	236,847
Frederick McCorkle	135,858	89,569	—	225,427

(1)	This table does not include compensation paid to Mr. Flynn, who joined the Company as President and Chief Executive Officer in June 2006 and who has been a member of our Board since May 2006. Mr. Flynn’s compensation is described in the sections covering executive compensation. Mr. Flynn is not paid additional compensation for his service as a director.

(2)	Includes amounts earned or paid to Mr. Davis in connection with his serving as Chairman of Polar.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), and includes amounts from (i) restricted stock awards granted in 2007 and prior years and (ii) restricted stock units awarded in May 2007. The underlying valuation assumptions are disclosed in Footnote 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2007 and in Footnote 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2006.

(4)	Represents the success fee paid to Mr. Erickson upon consummation of the DHL Transaction. For additional information, see “Certain Relationships and Related Person Transactions — Transactions with Directors.”

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to our Chairman, c/o Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. All communications received by Board members from third parties that relate to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board. All communications received by Board members from third parties that relate to matters within the responsibility of one of the Board committees will be forwarded to the Chairman of the Board and the Chairman of the appropriate committee. All communications received by Board members from third parties that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are forwarded to AAWW’s General Counsel.

Board Committees

Our Board maintains three standing committees, an Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a charter that details the committee’s responsibilities. The charters for all the standing committees of the Board of Directors are available on the Investor Relations section of our website located at www.atlasair.com and by clicking on the “Corporate Governance Documents” link. The charters are also available in print and free of charge to any stockholder who sends a written request to the Secretary at Atlas Air Worldwide Holdings, Inc, 2000 Westchester Avenue, Purchase, NY 10577.

Nominating and Governance Committee

General

The Nominating and Governance Committee consists of Mr. Gilmore (Chairman) and Messrs. Agnew, Bernlohr, Davis and McCorkle, each of whom is an independent director within the meaning of the applicable rules of the NASDAQ Stock Market, Inc. (“NASDAQ”). The principal functions of the Nominating and Governance Committee are to:

•	identify and approve individuals qualified to serve as members of our Board;

•	select director nominees for the next annual meeting of stockholders;

•	review at least annually the independence of our Board members;

•	oversee our Corporate Governance Principles; and

•	perform or oversee an annual review of the Chief Executive Officer, the Board and its committees.

The Nominating and Governance Committee held two in person meetings and one telephonic meeting in 2007.

Director Qualifications

Our Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on our needs from time to time. Pursuant to the skills and characteristics as described in the Nominating and Governance Committee charter, members of the Board should possess core competencies in accounting, finance and disclosure, business judgment, management, crisis response, industry knowledge, international markets, leadership and strategy and vision. The Nominating and Governance Committee will also consider, in addition to whether such individuals have the aforementioned skills and characteristics, whether such individuals are independent, as defined in applicable rules and regulations of the SEC and NASDAQ. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to AAWW’s stockholders. Service on boards of other organizations must be consistent with our conflict of interest policies applicable to directors and other legal requirements. The Nominating and Governance Committee identifies new director candidates from a variety of sources.

Evaluation of Stockholder Nominees

Our Nominating and Governance Committee will consider stockholder recommendations for candidates to serve on the Board, provided that such recommendations are made in accordance with the procedures required under our By-laws and as described in this Proxy Statement under “Advance Notice Procedures” below. The Nominating and Governance Committee also has adopted a policy on security holder recommendations of director nominees (the “Stockholder Nominating Policy”), which is subject to a periodic review by the Nominating and Governance Committee. Among other things, the Stockholder Nominating Policy provides that a stockholder recommendation notice must include the stockholder’s name, address and the number of shares beneficially owned, as well as the period of time such shares have been held, and should be submitted to: Attention: Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. A copy of our current Policy on Security Holder Recommendation of Director Nominees is available on our website at www.atlasair.com. In evaluating stockholder nominees, the Board and the Nominating and Governance Committee seek to achieve a balance of knowledge, experience and capability. As a result, the Nominating and Governance Committee evaluates stockholder nominees using the same membership criteria set forth above under “Director Qualifications.”

Corporate Governance Principles

We have adopted Corporate Governance Principles, believing that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. The business and affairs of AAWW are managed under the direction of our Board, which has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. An informed, independent and involved Board is essential for ensuring our integrity, transparency and long-term strength, and maximizing stockholder value. The Corporate Governance Principles address such topics as codes of conduct, director nominations and qualifications, Board committees, Director compensation, conflicts and waivers of compliance, powers and responsibilities of the Board, Board independence, serving on other boards and committees, meetings, Director access to officers and employees, stockholder communications with the Board, annual Board evaluations, financial statements and disclosure matters, delegation of power and oversight and independent advisors. A copy of our Corporate Governance Principles is available on our website at www.atlasair.com.

Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors

We have a long standing commitment to conduct our business in accordance with the highest ethical principles. We have adopted a Code of Ethics applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors that is monitored by our Audit Committee and that includes certain provisions regarding disclosure of violations and waivers of, and amendments to, the Code of Ethics by covered parties. Any person who wishes to obtain a copy of our Code of Ethics may do so by writing to Atlas Air Worldwide Holdings, Inc., Attn: Secretary, 2000 Westchester Avenue, Purchase, NY 10577. A copy of the Code of Ethics is available on our website at www.atlasair.com under the heading “Code of Conduct”.

Code of Conduct and Employee Handbook

We have adopted a Code of Conduct and Employee Handbook that sets forth the policies and business practices that apply to all of our employees and Directors. The Code of Conduct and Employee Handbook addresses such topics as compliance with laws, moral and ethical conduct, equal employment opportunity, promoting a work environment free from harassment or discrimination and the protection of intellectual property and proprietary information, among other things.

Director Independence

Our Nominating and Governance Committee Charter includes categorical standards to assist the Committee in making its determination of Director independence within the meaning of the rules of the SEC and the Marketplace Rules of NASDAQ. The Nominating and Governance Committee will not consider a Director to be independent if, among other things, he or she was employed by us at any time in the last three years; has an immediate family member who is, or in the past three years was, employed by us as an executive officer; has accepted or has an immediate family member who has accepted any compensation from us in excess of $100,000 during a period of 12 consecutive months within the three years preceding the determination of independence (other than compensation for Board service, compensation to a family member who is a non-executive employee or benefits under a tax-qualified retirement plan or non-discretionary compensation); is, was or has a family member who is or was a partner, controlling stockholder or executive officer of any organization to which we made or from which we received payments for property or services in the current year or any of the past three fiscal years in an amount that exceeds the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for the year; is or has a family member who is employed as an executive officer of another entity where at any time during the last three years any of the Company’s executive officers serve or served on the entity’s compensation committee; or is or has a family member who is a current partner of the Company’s outside auditors or was or has a family member who was a partner or employee of the Company’s outside auditors who worked on the Company’s audit at any time during the last three years.

Pursuant to the Nominating and Governance Committee Charter and as further required by NASDAQ rules, the Nominating and Governance Committee made a subjective determination as to each outside Director that no relationship exists which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a Director. As part of such determination, the Nominating and Governance Committee examined, among other things, whether there were any transactions or relationships between AAWW and an organization of which a Director or director nominee has been a partner, stockholder or officer within the last fiscal year. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a Director is independent.

In accordance with its annual review and the policies and procedures outlined above, the Nominating and Governance Committee affirmatively determined that the following Directors nominated for election at the Annual Meeting are independent directors: Messrs. Agnew, Bernlohr, Butler, Davis, Gilmore, McCorkle and Ms. Hallett. In reaching this decision, the Nominating and Governance Committee considered Mr. Gilmore’s partnership in Kelley Drye & Warren LLP, a law firm of which we had been a client. Given the small percentage of our total legal fees that were paid to Kelley Drye & Warren LLP in 2007, and given Mr. Gilmore’s indirect interest in those legal fees, we similarly deemed that relationship immaterial.

The Nominating and Governance Committee also determined that Mr. Flynn is not independent pursuant to the NASDAQ rules and the Nominating and Governance Committee Charter because he is our President and Chief Executive Officer.

Audit Committee Report

The Audit Committee of the Board of Directors consists of four outside Directors, Messrs. Agnew (Chairman), Bernlohr, Butler and Davis, each of whom is an independent Director within the meaning of the applicable rules and regulations of the SEC and NASDAQ (see also “Director Independence” above). The Board has determined that Messrs. Butler and Davis are “audit committee financial experts” as defined under applicable SEC rules. The Audit Committee’s primary function, as set forth in its written charter, is to assist the Board in overseeing:

•	the integrity of our financial reports and other financial information provided to the public;

•	our system of controls;

•	our legal, regulatory and ethical compliance; and

•	the auditing process.

The Audit Committee is also responsible for appointing and approving in advance all audit and permitted non-audit services and monitoring our Code of Ethics (see also “Code of Ethics” above) and our related party transactions. The Audit Committee held five in person meetings and one telephonic meeting in 2007.

Management is responsible for our financial statements and financial reporting process, including our systems of internal controls. On March 1, 2007 PricewaterhouseCoopers LLP (“PwC”) was engaged to serve as our independent registered public accounting firm succeeding our previous independent auditors, Ernst & Young LLP (“E&Y”), on March 15, 2007. PwC was responsible for performing an independent audit of AAWW’s consolidated financial statements for the fiscal year ended December 31, 2007 in accordance with standards of the Public Company Oversight Board (United States) and issuing a report relating to their audit. For the 2007 period, the Audit Committee held meetings with PwC in private without members of management present.

In this context, the Audit Committee (1) reviewed and discussed AAWW’s audited consolidated financial statements with management and PwC; (2) discussed with PwC the matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications); and (3) received the written disclosures and the letter from PwC regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has also discussed with PwC the firm’s independence from AAWW and its management.

Based upon such reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, that AAWW’s audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

On February 21, 2007, after the completion of a formal request for a proposal process, we determined to retain PwC as AAWW’s independent registered public accounting firm to succeed E&Y, effective upon completion of the 2006 audit of AAWW’s consolidated financial statements and the issuance of a report thereon as of December 31, 2006 and for the two years then ended. During the two fiscal years ended December 31, 2006, and through the period ended March 12, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, nor were there any reportable events.

THE AUDIT COMMITTEE

Robert F. Agnew, Chairman
Timothy J. Bernlohr
Keith E. Butler
Eugene I. Davis

Fees to Independent Registered Public Accounting Firms

Aggregate fees billed to the Company for the 2007 Fiscal Year represent the fees either accrued or paid to PwC. Aggregate fees billed to the Company for the 2006 Fiscal Year represent the fees either accrued or paid to the Company’s predecessor accounting firm, E & Y. Services provided to us by PwC and E&Y for each of the fiscal years are described below (dollars in thousands).

	2007	2006

Audit Fees	$2,587	$3,861
Audit-Related Fees	—	94
Tax Fees	2,364	—
All other Fees	4	—

Total	$4,955	$3,955

Audit Fees represent professional services, including out-of-pocket expenses, rendered for the audit of our consolidated financial statements, for reviews of our financial statements included in our Quarterly Reports on Form 10-Q and professional services related to internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Compliance”). Additionally in 2007, audit fees included $737,000 for assistance with 404 Compliance, accounting and disclosure treatment of the DHL Transaction, adoption of new accounting pronouncements and reviews in connection with the Company’s registration and proxy statements.

Audit-Related Fees in 2006 relate to accounting consultations regarding the structuring of the DHL Transaction.

Tax fees in 2007 consist of tax services, including tax compliance, tax advice and tax planning. In 2006 the Company used a separate third party to provide tax services.

All Other Fees in 2007 represent fees for use of accounting research software from PwC.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and other services. The Audit Committee may delegate pre-approval authority to its Chairman, who then reports any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee will meet with management and the independent auditor to review and approve the proposed overall plan and scope of the audit for the current year.

Compensation Committee

Committee Responsibility.  The Compensation Committee of the Board of Directors was established by the Board to assist it in discharging and performing its duties with respect to senior management compensation, equity compensation, succession planning and employee benefits, among other things. The Compensation Committee consists of three outside Directors, Mr. McCorkle (Chairman), Mr. Davis and Ms. Hallett, each of whom is an independent director within the meaning of applicable NASDAQ rules.

Process and Procedures.  The Compensation Committee is responsible for reviewing, evaluating and establishing compensation policies for, and reviewing and approving the total compensation of, our executive officers at the level of senior vice president and above, including our Chief Executive Officer. The Compensation Committee also monitors the search for, and approves the proposed compensation for, any executive officers at the level of senior vice president and above, and periodically reviews and makes recommendations to the full Board regarding the compensation of directors. In addition, the Compensation Committee retains and oversees the outside compensation consultant that provides advice regarding compensation decisions.

The Compensation Committee is required by its charter to meet at least four times annually. During 2007, the Compensation Committee held five in person meetings and seven telephonic meetings. The Compensation Committee meets regularly in separate executive sessions with the Chief Executive Officer, the General Counsel, outside counsel, and the outside compensation consultant to discuss any matters that the Compensation Committee or any of these groups believes warrant the Compensation Committee’s attention. The Chair may also request that members of management, legal counsel, or other advisors attend the meetings of the Committee, but any individual whose performance or compensation is to be discussed at a Compensation Committee meeting does not attend such meeting (or the applicable portion of such meeting) unless specifically invited by the Compensation Committee, and the Chief Executive Officer is not present during voting or deliberations as to his or her compensation.

Role of Executive Officers in Compensation Process.  Mr. Flynn, our Chief Executive Officer, Mr. Kokas, our General Counsel and Chief Human Resources Officer, and Mr. Grant, our Chief Financial Officer, participate in portions of the Committee’s meetings to, among other things, make recommendations to the Committee for salary adjustments to our executive officers at the level of senior vice president and above, and for establishment, and ultimate payment, of annual awards to those officers and long-term incentive awards to management. The Committee’s final determinations relating to salary and annual and long-term incentive awards, including payments, are made in executive session without any interested members of management present.

Annually, during the first quarter of each year, the Committee establishes that year’s objectives for our financial, operational and personal goals and objectives for our senior executives upon which payment of that year’s annual incentive award for the executives is based, and the annual incentive range for each such executive. Those criteria are recommended by our Chief Executive Officer and Chief Human Resources Officer working together with the Company’s compensation consultant, and are reviewed and ultimately established by the Committee. Our Chief Executive Officer, Chief Human Resources Officer and Chief Financial Officer also make recommendations to the Committee regarding our annual and long-term incentive plans, after review by the Company’s compensation consultant.

Role of Compensation Consultants in the Compensation Process.

In July 2007, the Compensation Committee engaged Watson Wyatt as the outside compensation consultant to the Committee. Prior to Watson Wyatt, the Compensation Committee had retained Mercer Human Resource Consulting (“Mercer”) as its outside compensation consultant. The Compensation Committee elected to terminate this retention arrangement once its principal relationship manager separated service from Mercer. The compensation consultant advises the Committee regarding compensation for our executive officers and reviews and advises on the Company’s annual incentive plan for senior executives and long-term incentive compensation plans. The Committee’s compensation consultant periodically reviews the salaries and annual and long-term incentive awards levels we pay to our executive officers so that it may advise the Committee whether compensation paid to our executives is competitive with companies and industries with which we compete for executive talent. At the direction of the Committee, the compensation consultant also works with management to develop a framework and performance measures for both the Company’s annual and long-term incentive plans. A representative from the Committee’s compensation consultant also generally participates in Compensation Committee meetings.

Director Compensation

The process of setting director compensation generally follows the processes and procedures that the Compensation Committee employs in setting the compensation for our executive officers.

In December 2007, certain changes were made in respect of the compensation payable to the non-employee Directors of the Company, effective January 1, 2008. In recognition of the Company’s strong financial performance over the last three years, total stockholder returns since the Company’s emergence from bankruptcy in July 2004, and the significant contribution of the Board to the Company’s success over the prior three and one-half years, the Compensation Committee determined that non-employee Board members should be compensated at or above the 75th percentile of board members at the reference companies described below under “Compensation Discussion and Analysis.” Following review of a report of Watson Wyatt consistent with the Board’s philosophy, the Committee recommended, and the Board approved, the following changes: the value of the annual grant of restricted stock units awarded to each non-employee Director was increased from $50,000 to $100,000, and the Chairman’s annual retainer for serving as Chairman of the Board of the Company (exclusive of compensation related to services as a director of Polar), was increased from $75,000 to $150,000, $25,000 of the increases being payable in cash and $50,000 in the form of an increase of his annual equity grant.

Compensation Discussion and Analysis

Overview and Objectives

We have a philosophy of performance-based compensation, placing a greater proportion of senior executive officers’ compensation “at-risk” as responsibilities and position increase. The fundamental objectives of our senior executive compensation policies are to:

•	link compensation to enhancement of stockholder value;

•	provide a performance-oriented environment that motivates senior executive officers to achieve collectively a high level of earnings;

•	reward strong individual performance by linking incentive-based compensation to the performance of each senior executive officer’s annual individual performance objectives; and

•	enhance our ability to attract and retain top quality management.

Total Compensation

Total compensation is delivered through a combination of three primary elements:

•	base salary;

•	performance-based annual incentive cash compensation; and

•	long-term fixed and performance-based equity compensation.

In addition to benefits provided to the broader employee population, certain of our senior executives receive certain enhanced change of control benefits and limited perquisites.

Grants of stock options and restricted stock were made to then current management in August 2004 and March 2005 in connection with our emergence from bankruptcy. In view of these grants and their three-year vesting period, our Compensation Committee did not make additional grants through the end of 2006, except in cases of select promotion and new hire grants. In view of many new executive hires and promotions following the Company’s emergence from bankruptcy, the Committee recommenced the annual award of long-term equity incentive awards beginning in 2007. See, “Determination of 2007 Compensation — Long-Term Equity Incentive Plan” below.

In making compensation decisions with respect to each of the primary compensation components, our Compensation Committee periodically takes measure of the competitive market for senior executives by looking at compensation levels provided by comparable companies.

In order to reward strong performance, the Committee’s philosophy is to set long-term incentive awards at the 75th percentile of comparable companies. For 2007, this group of comparable companies includes 22 companies whose primary lines of business are in transportation, logistics and outsourced transportation service industries. This group was formulated by management based on criteria developed with the Compensation Committee and was ultimately reviewed by the compensation consultant and reviewed and approved by the Compensation Committee. The reference group consisted of the following companies: ABX Air Inc., Airtran Holdings Inc., Alexander & Baldwin Inc., American Commercial Lines, Arkansas Best Corp., Bristow Group Inc. (Offshore Logistics), EGL Inc., Expeditors Intl Wash Inc., GATX Corp., Hub Group Inc. — CLA, Hunt (JB) Transport Services Inc., JetBlue Airways Corp., Kansas City Southern, Kirby Corp., Laidlaw

International Inc., Prologis, Quality Distribution Inc., SAIA Inc., Swift Transportation Co. Inc., Tidewater Inc., US Express Enterprise Inc. — CLA, and UTI Worldwide Inc.

Base Salary

Base salary is designed to compensate senior executives for their responsibility, experience, sustained performance and contribution to our success. The amount of any senior executive salary and any subsequent increase is determined by the Compensation Committee based on a number of factors, including but not limited to: the nature and responsibilities of the position; the expertise of the individual; market competitiveness for the senior executive’s position; and recommendations of the Chief Executive Officer. Salary levels for senior executives are generally reviewed annually by the Chief Executive Officer and the Compensation Committee as part of the performance review process, as well as on a promotion or material change in job responsibility for any senior executive.

Performance Based Incentive Compensation

Annual cash incentive compensation awards and long-term equity incentive awards are made under our 2007 Incentive Plan. The 2007 Incentive Plan was approved by our stockholders in May 2007. The Compensation Committee believes that a significant portion of a senior executive’s compensation should be based upon the Company’s financial and operating performance. Performance-based compensation aligns senior executive compensation with our goals for corporate financial and operating performance and encourages a high level of individual performance. Annual cash incentive compensation awards to our executive officers are made under an annual cash incentive sub-plan that is part of the 2007 Incentive Plan, called in 2007 the Annual Incentive Plan for Senior Executives (the “2007 Plan”). Annual cash incentive awards under the 2007 Plan are intended to qualify as performance based compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Dietrich has a target bonus opportunity under the 2007 Plan that approximates 60% of annual base salary, with a maximum bonus opportunity of 120%. Target bonus and maximum bonus opportunities under the 2007 Plan for Messrs. Grant and Kokas are 50% and 100%, respectively. Mr. Flynn has a target bonus opportunity of 80% and a maximum bonus opportunity of 160% of base salary. In order to achieve any annual incentive payments, a minimum level of financial performance must be achieved. Additional detail on the bonus awards made under the 2007 Plan is provided under the heading “Determination of 2007 Compensation” set forth in detail below.

Long-Term Equity Incentive Compensation

We believe that long-term incentive opportunity should be an important element of total compensation for our executive officers. Long-term incentives are intended to motivate and retain executives and to encourage a strong link between management objectives and stockholder long-term interests. We also believe that a significant portion of our senior executives’ total compensation should be equity based, providing a strong linkage between the senior executive’s compensation and the return to stockholders.

Under our 2007 Incentive Plan, the Compensation Committee may grant participants shares of common stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Compensation Committee may establish any conditions or restrictions, consistent with the Plan, it deems appropriate. All stock options are granted at an exercise price at or above the market price of the Company’s stock at the time of the award. In 2007, the Committee, with assistance from its then compensation consultant, Mercer, redesigned the Company’s long-term incentive plan. In general, long-term incentive awards made to executives in 2007 consisted of a grant of time vested stock options and performance vesting restricted shares.

Stock options deliver value only if the market price of our stock increases over the vesting period and the senior executive officer continues in service through the vesting period. In 2007, the Committee shortened the exercise period and vesting period for newly granted stock options from a ten year exercise period and a four year vesting schedule to a seven year exercise period and a three year vesting period. The shorter exercise period for the options shortens the period over which the price of the Company’s common stock has to increase in order to provide value to the executive.

Performance shares vest only if the Company achieves over a three year period preset financial metrics measured against a designated group of companies. Each year the committee establishes the performance metrics for the following three-year period. The rewards for achieving results under these overlapping periods can vary for each three-year period and for each participating executive.

During 2007, the Committee’s new compensation consultant, Watson Wyatt, like Mercer, reported a strong linkage between financial metrics based on earnings growth and return on capital and favorable stockholder returns. Watson Wyatt also suggested that measuring financial metrics against comparator company performance works best when business strategy is stable across the comparator companies. However, in view of the fact that the Company’s strategic plan involves significant capital investment in its aircraft fleet over the 2008-2010 period which, in turn, results in a lag between investment (capital) in assets and revenue production from those assets, the Compensation Committee determined that it is appropriate to exclude capital invested from the ROIC metric calculation until the related assets are placed in service and earning a return for the Company. This change will be effective for performance share grants made in 2008 covering the 2008-2010 performance period.

See “Determination of 2007 Compensation — Long Term Equity Incentive Compensation” for further information regarding equity awards made in fiscal 2007.

Other Elements of Compensation

Other than standard benefits, such as health insurance, uniform severance benefits commensurate with position, annual physical and 401(k) plan employer match, the Compensation Committee believes that perquisites should be limited. For senior executives, new hires, and senior executives requested to relocate, we also provide housing relocation expenses. No Named Executive Officer received perquisites for fiscal 2007 in excess of $10,000 in the aggregate, except for Messrs. Flynn and Grant. Details concerning these perquisites can be found in the footnotes to the “Summary Compensation Table for Fiscal 2007” below.

Our Compensation Committee sometimes also grants sign-on payments in connection with the commencement of employment, which generally reflect remuneration for any compensation or benefits forfeited by the commencing employee upon leaving his or her previous employment.

Determination of 2007 Compensation

Base Salary

As described above, base salary is designed to compensate senior executives for their responsibility, experience, sustained performance and contribution to our success. In June 2007, the Compensation Committee increased the compensation of Mr. Flynn, Mr. Dietrich and Mr. Kokas in view of the increased responsibility on each of those executives resulting from the DHL Transaction. One-third of that increase was in the form of a 10% salary increase to $715,000 for Mr. Flynn, $467,500 for Mr. Dietrich and $330,000 for Mr. Kokas, to take effect upon the closing of the DHL Transaction. The balance of the increase was in the form of time-vested restricted shares. See, “Long-Term Equity Incentive Compensation” below.

Performance Based Annual Incentive Compensation.

As described above, a significant portion of our senior executives’ compensation is based upon the Company’s financial and operating performance in order to align senior executive compensation with our goals for corporate financial and operating performance and to encourage a high level of individual performance. Based on direction from the Compensation Committee, beginning in November 2006 and continuing through March 2007, Mercer worked with management to develop and recommend an annual incentive plan framework for 2007. Based on the business plan reviewed by the Board, Mercer recommended an annual incentive plan for 2007 based on achievement of our pre-tax profit (50% weighting), cost per block hour (5% weighting, 10% for Mr. Dietrich), service reliability (5% weighting) and individual management business objectives

(40% weighting, 35% for Mr. Dietrich). In order to achieve any annual incentive payments under the plan, the Company had to achieve a pre-tax net income level of at least $100 million.

The bonuses awarded to the named executive officers for 2007 were determined as follows: Performance for the fiscal year on the three performance measures was compared to the performance range for each of the measures established by the Committee at the beginning of the fiscal year. A performance factor was calculated for each of the three financial performance measures. The resulting performance factor for each financial performance measure was multiplied by the weight described below, together with the weighted achievement of individual management bonus objectives, and the four weighted multiples were added to arrive at an aggregate bonus amount. Targets are set under our annual incentive plan at aggressive levels each year to motivate high business performance. These targets, individually or collectively, are designed to be challenging to attain.

One of the performance factors used to determine 2007 annual cash bonuses was our pre-tax profits, with a performance range that ran from $100 million (the threshold amount) to $137.5 million (representing maximum achievement), which was weighted on a 50% basis. For 2007, our adjusted pre-tax profits performance for cash bonus calculation purposes totaled $137.2 million, resulting in a 197% performance factor that was weighted on a 50% basis.

In addition to pre-tax profits, other performance metrics that were employed to determine 2007 annual cash bonus payments include our cost per block hour, which was weighted on a 5% basis (10% for Mr. Dietrich), and our service reliability for our main business units, which was weighted on a 5% basis. Over the past several years, consistent with our Continuous Improvement Program, which is aimed at reducing costs and improving efficiencies, we have increased the cost per block hour target goal from the previous year’s target. For example, the cost per block hour cost metric used in 2006 to establish the maximum award for that metric in 2006 became the minimum award level in 2007. In 2006, we slightly exceeded our target cost per block hour metric. In 2007, we achieved maximum performance with regard to this performance measure. With respect to service reliability, we set our target levels to be best in class, to meet our customers’ anticipated expectations and to exceed our contractual requirements. In 2007, we exceeded our target level and achieved maximum performance with regard to this performance measure. In addition, all of our named executive officers met or exceeded the maximum achievement on their individual management business objectives resulting in a 200% performance factor, or double the targeted amount. This metric was weighted at 40% (35% for Mr. Dietrich).

Actual bonus amounts paid to Messrs. Flynn, Grant and Kokas under the 2007 Plan are included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”. Messrs. Lane and Barna did not receive an award under the 2007 Plan for fiscal 2007.

On June 27, 2007, the Compensation Committee approved a one-time discretionary cash bonus for 2007 for certain executive officers of the Company. All such bonuses were made in view of the extraordinary services of certain persons in connection with the negotiation and closing of the DHL Transaction and totaled $200,000 for Mr. Flynn, $125,000 for Mr. Dietrich, $75,000 for Mr. Lane, $100,000 for Mr. Grant, $50,000 for Mr. Barna and $100,000 for Mr. Kokas.

Long-Term Equity Incentive Compensation

During 2007, the Compensation Committee made long-term equity incentive grants for fiscal 2007 to our named executive officers pursuant to the 2007 Incentive Plan described above. This resulted in the award of stock options and performance shares for fiscal 2007 as set forth in the Grants of Plan Based Awards table. To determine the level of 2007 equity incentive grants, Mercer (the Committee’s outside compensation consultant at such time) reviewed available data on long-term equity incentive grants for general industry and for transportation industry companies, as well as at the reference group companies referred to above. The Committee determined to establish target awards at the 75th percentile of companies considered by Mercer in order to reward strong performance with competitive and effective levels of compensation. The 75th percentile long-term incentive multiple as a percentage of base salary was then applied to average base salary for participants at each executive level and translated into an aggregate share award based on a stock price of $47 and a Black-Scholes value of 43.5%. The Committee determined that 50% of such award would be in the form of time vested options (in which value is achieved based solely upon increases in the Company’s share price) and 50% in the form of performance restricted shares (in which value is achieved based on financial performance over three years and is affected by changes in the price of the Company’s shares).

For the initial three-year performance period (covering fiscal 2007-2009) of the performance restricted shares, the Committee determined that the financial metrics should be closely linked to the total stockholder returns. In order to determine the appropriate performance metrics, the Committee asked Mercer to review performance data for the reference companies and the relationship of these metrics to stockholder return over one, three and five year periods. Based on that report, the Committee determined that performance shares granted in 2007 for the fiscal 2007-2009 cycle would be based upon (i) average growth in earnings before taxes, and (ii) return on invested capital (cumulative net income divided by average capital), both as measured against a select group of transportation-related companies. At the end of the three year period, shares vest based on a performance matrix ranging from no vesting if the Company’s performance is in the bottom quartile of both EBT and ROIC metrics and all shares vesting if performance on both metrics is in the top quartile. Target vesting (50% of the performance share grant) is generally achieved if the Company’s performance is in the 45th-55th percentile on both metrics. In addition, the value of any performance shares that actually vest increases over the vesting period if our stock price appreciates.

As discussed above under “Determination of 2007 Compensation — Base Salary,” in June 2007, the Compensation Committee increased the compensation of Mr. Flynn, Mr. Dietrich and Mr. Kokas in view of the anticipated increased work load on each of those executives resulting from the DHL Transaction. Two-thirds of the increase was in the form of time-vested restricted shares resulting in a grant of 6,530 shares to Mr. Flynn, 4,269 shares to Mr. Dietrich and 3,014 shares to Mr. Kokas, such shares to vest ratably over three years beginning on the first anniversary of their date of grant.

New Chief Financial Officer

Mr. Grant’s salary was increased from $275,000 to $300,000 in connection with his promotion to Senior Vice President and Chief Financial Officer in September 2007.

Policies Regarding Executive Stock Ownership

In support of the Board philosophy that performance and equity incentives provide the best incentives for management and ensure stockholder value, the Board adopted Stock Ownership Guidelines (the “Guidelines”) for all Board members and officer level executives, including the Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Guidelines encourage executives to achieve certain levels of share ownership over a three-to-five year period based on the lesser of a percentage of annual base salary or a fixed number of shares. The recommended amount of retained shares increases under the Guidelines with the level of the executive’s position. For example, the Chief Executive Officer is expected to own shares with a value equal to the lesser of four times his annual base salary or 50,000 shares.

Tax and Accounting Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, the Company intended for any taxable compensation derived from the exercise of stock options and the payment of performance-based shares by senior executives under the Company’s 2007 Annual Incentive Plan for Senior Executives to qualify as performance-based. The Company’s stockholders have previously approved terms under which the Company’s annual and long-term performance incentive awards should qualify as performance-based, as required by the Internal Revenue Service. These terms do not preclude the Compensation Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under section 162(m), which payments or grants may be appropriate to retain and motivate key executives.

We adopted the provisions of Statement of Financial Accounting Standard No. 123(R) for the year commencing January 1, 2006, the date the standard became effective. In general, we and the Compensation Committee seek to have all of the equity awards qualify for fixed grant date accounting, rather than variable accounting.

Equity Grant Practices

Following our emergence from bankruptcy through year-end 2006, there were no annual equity grants other than those grants required by our bankruptcy court order or those grants made in connection with new hires or promotions. As noted above, the Committee granted non-qualified stock options and performance shares to senior managerial employees in February 2007. It is expected that the Committee will continue to make similar annual grants to these individuals in 2008 and beyond. The Compensation Committee does not have any programs, plans or practices of timing these awards in coordination with the release of material non-public information. We have never backdated, repriced or spring-loaded stock options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with senior management. Based on this review, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

By the Compensation Committee,

Frederick McCorkle, Chairman
Eugene I. Davis
Carol B. Hallett

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more our executive officers serving as members of our Board or our Compensation Committee.

Compensation of Named Executive Officers

Summary Compensation Table for Fiscal 2007

The following table provides information concerning compensation for our Named Executive Officers during fiscal year 2007. Mr. Barna’s service as Senior Vice President and Chief Financial Officer ended on September 17, 2007. Mr. Grant assumed the position of Senior Vice President and Chief Financial Officer on that date. Mr. Lane retired as Senior Vice President and Senior Advisor on December 31, 2007.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position (1)	Year	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
1. William J. Flynn	2007	683,256	200,000	1,129,690	338,456	1,092,544	70,318	3,514,264
President and Chief Executive Officer	2006	342,084	265,781	422,722	112,658	263,126	781,511	2,187,882

2. John W. Dietrich	2007	446,745	125,000	392,269	242,500	535,825	—	1,744,816
Chief Operating Officer	2006	337,527	42,594	245,872	166,968	170,376	—	963,337

3. Ronald A. Lane	2007	350,723	75,000	130,766	23,450	—	526,080	1,106,019
Former Chief Marketing Officer	2006	350,720	—	217,544	48,727	168,605	—	785,596

4. Jason Grant	2007	274,963	100,000	102,033	78,814	266,309	13,789	835,908
Chief Financial Officer

5. Michael L. Barna	2007	245,958	50,000	103,357	129,381	—	487,500	1,016,196
Former Chief Financial Officer	2006	306,185	36,799	131,375	98,013	147,195	—	719,567

6. Adam R. Kokas	2007	315,349	100,000	163,141	63,656	315,119	—	957,265
General Counsel and Chief Human Resources Officer

(1)	Mr. Flynn replaced Mr. Erickson as our President and Chief Executive Officer on June 22, 2006.

Mr. Lane was named Chief Marketing Officer for Polar in 2003; he was also named our Senior Vice President and Chief Marketing Officer in April 2003 and retired at year-end 2007.

Mr. Dietrich became Vice President of Legal and General Counsel in 2003; and, in February 2004, he became Senior Vice President, General Counsel and Chief Human Resources Officer. Mr. Dietrich was elected Secretary of AAWW in September 2005. In September 2006, Mr. Dietrich resigned from his position as Senior Vice President, General Counsel and Secretary and was promoted to his current position of Executive Vice President and Chief Operating Officer.

Mr. Grant was named Senior Vice President and Chief Financial Officer on September 17, 2007, replacing Mr. Barna.

Mr. Kokas was named our Senior Vice President, General Counsel and Secretary in October 2006. He was named Chief Human Resources Officer in November 2007.

(2)	Messrs. Flynn, Dietrich, Lane, Grant, Barna and Kokas received discretionary bonuses of $200,000, $125,000, $75,000, $100,000, $50,000 and $100,000, respectively, in recognition of their efforts in negotiating and closing the DHL Transaction.

(3)	The compensation amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount reported in our financial statements for the 2007 and 2006 fiscal years, in accordance with FAS 123(R) of awards pursuant to the 2007 Incentive Plan (and a predecessor plan) and includes amounts from awards granted in and prior to 2007. For this purpose, the fair value of an award is apportioned over the period during which the award is expected to vest. The fair value of the stock awards shown in the table was based on the closing market price of the common stock as of the date of the award. The fair value of the option awards was determined using the Black-Scholes Merton option pricing model. The underlying valuation assumptions are disclosed in footnote 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2007 and in footnote 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2006.

The grant date value of restricted stock is based on the closing market price of the common stock as of the date of the award.

(4)	Reflects the total cash amounts awarded under the annual cash incentive plans in 2008 for 2007 performance. Awards with respect to fiscal 2007 are discussed in more detail under the heading “Compensation Discussion and Analysis—Determination of 2007 Compensation” above. Amounts earned for 2007 were paid to participants in March 2008 following the Compensation Committee’s review of Company and individual performance targets under the plans.

(5)	Severance payments for Mr. Barna and Mr. Lane are included in this column at $487,500 and $526,080, respectively.

We provide a very limited number of perquisites and other personal benefits to our senior executive officers. No Named Executive Officer received perquisites for fiscal 2007 in excess of $10, 000 in the aggregate, except for Mr. Flynn ($52,173 to cover relocation costs, $17,177 for certain travel-related expenses and $968 for Company-paid life insurance) and Mr. Grant ($13,319 for certain travel-related expenses and $470 for Company-paid life insurance).

Grants of Plan-Based Awards during Fiscal 2007

The grants in the following table were made pursuant to our 2004 LTIP, our 2007 Incentive Plan and related equity agreements, all of which are described in more detail in the section headed “Compensation Discussion and Analysis” above.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts Under Non-Equity Incentive			Estimated Future Payouts Under Equity			Number	Number of	or Base	Value of
		Plan Awards			Incentive Plan Awards(1)			of Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Budget	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)(2)	(#)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

William J. Flynn Stock Options	5/23/07								35,800	58.34	581,034
Stock Awards	2/9/07	412,750	550,333	1,100,667		15,560	31,120				907,770
Stock Awards	6/28/07				—			6,530		59.72	389,972

John W. Dietrich Stock Options	2/9/07	—	—	—	—	—	—	—	18,700	49.17	256,190
Stock Awards	2/9/07	202,406	269,875	539,750	—	8,140	16,280	—	—	—	400,244
Stock Awards	6/28/07	—	—	—	—	—	—	4,269	—	59.72	254,945

Ronald A. Lane Stock Options	—	—	—	—	—	—	—	—	—	—	—
Stock Awards

Jason Grant Stock Options	2/9/07								4,500	49.17	61,650
Stock Options	3/9/07								5,700	49.10	77,007
Stock Awards	2/9/07	100,469	133,958	267,917	—	4,420	8,840	—			217,331

Michael L. Barna Stock Options	2/9/07	—	—	—	—			—	10,200	49.17	139,740
Stock Awards	2/9/07					4,420	8,840				217,331

Adam R. Kokas Stock Options	2/9/07								10,200	49.17	139,740
Stock Awards	2/9/07	119,063	158,750	317,500	—	4,420	8,840				217,331
Stock Awards	6/28/07							3,014		59.72	179,996

(1)	Represents award of performance-based restricted stock that vests only if certain pre-established performance criteria for the period beginning on January 1, 2007 and ending December 31, 2009 are achieved.

(2)	Represents award of time-based restricted stock that vest ratably over a three year period.

(3)	Represents grant of non-qualified stock options that vest ratably over a three year period.

(4)	The fair value of the restricted stock shown in the table is based on the closing market price of the common stock as of the date of the award. The fair value of the options is determined using the Black-Scholes Merton option pricing model as described in footnote 3 to the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End 2007

The table below shows outstanding equity awards for our Named Executive Officers as of December 31, 2007. Market values reflect the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $54.22 per share.

	Option Awards							Stock Awards
													Equity
													Incentive
											Equity		Plan Awards:
					Equity						Incentive		Market
					Incentive						Plan Awards:		or Payout
					Plan					Market	Number		Value of
					Awards:					Value of	of Unearned		Unearned
	Number of		Number of		Number			Number of		Shares or	Shares,		Shares,
	Securities		Securities		of Securities			Shares or		Units of	Units or		Units or
	Underlying		Underlying		Underlying			Units of		Stock	Other		Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		That	Rights		Rights
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	That Have		That Have
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

William J. Flynn	12,500		37,500	(1)	50,000	50.00	6/22/16	13,500	(3)	731,970	—		—

	—		35,800	(2)	35,800	58.34	6/22/16	—		—	31,120	(4)	1,687,326

	—		—		—	—	—	—		—	6,530	(5)	354,057

	—		—		—	—	—	—		—	25,000	(6)	1,355,500

John W. Dietrich	2,500		7,500	(7)	10,000	43.92	9/19/16	—		—	16,280	(4)	882,702

	18,934	(8)	—		18,934	16.70	8/11/11	—		—	4,269	(5)	231,465

	12,000		12,000	(9)	24,000	27.50	3/22/15	—		—	5,000	(6)	271,100

	—		18,700	(10)	18,700	49.17	2/9/14	—		—	—		—

Ronald A. Lane	9,467	(8)	—		9,467	16.70	8/11/11	—		—	—		——

Jason Grant	719		4,000	(9)	4,719	27.50	3/22/15	—		—	1,334	(12)	72,329

	—		4,500	(10)	4,500	49.17	2/9/14	—		—	3,900	(4)	211,458

	—		5,700	(11)	5,700	49.10	3/9/14	—		—	4,940	(13)	267,847

Michael L. Barna	—		—		—	—	—	—		—	2,098	(14)	113,754

Adam R. Kokas	1,661		4,985	(15)	6,646	45.14	10/9/16	—		—	8,840	(4)	479,305

	—		10,200	(10)	10,200	49.17	2/9/14	—		—	3,014	(5)	163,419

	—		—		—	—	—	—		—	3,323	(6)	180,173

(1)	Stock options granted on June 22, 2006 vest 25% ratably on each of June 22, 2008, June 22, 2009 and June 22, 2010, with full exercisability upon a change in control of the Company.

(2)	Stock options granted on May 23, 2007 vest 33% ratably on each of May 23, 2008, May 23, 2009 and May 23, 2010, with full exercisability upon a change in control of the Company.

(3)	Restricted shares awarded on June 22, 2006 vest 25% ratably on each of June 22, 2008, June 22, 2009 and June 22, 2010, with full vesting upon a change in control of the Company.

(4)	Performance shares awarded on February 9, 2007 vest on attainment of certain pre-established performance criteria during the three year performance period ended December 31, 2009.

(5)	Restricted shares awarded on June 28, 2007 vest 33% ratably on each of June 28, 2008, June 28, 2009 and June 28, 2010, with full vesting upon a change in control of the Company.

(6)	Performance shares awarded on June 22, 2006 vest on attainment of a specified stock price for a specified period of time prior to June 22, 2010.

(7)	Stock options granted on September 19, 2006 vest 25% ratably on each of September 19, 2008, September 19, 2009 and September 19, 2010, with full exercisability upon a change in control of the Company.

(8)	Stock options granted on August 11, 2004 are fully vested.

(9)	Stock options granted on March 22, 2005 vest 33% ratably on March 22, 2008, with full exercisability upon a change in control of the Company.

(10)	Stock options granted on February 9, 2007 vest 33% ratably on each of February 9, 2008, February 9, 2009 and February 9, 2010, with full exercisability upon a change in control of the Company.

(11)	Stock options granted on March 9, 2007 vest 33% ratably on each of March 9, 2008, March 9, 2009 and March 9, 2010, with full exercisability upon a change in control of the Company.

(12)	Stock options granted on May 2, 2006 vest 33% ratably on each of May 2, 2008 and May 2, 2009 with full exercisability upon a change in control of the Company.

(13)	Performance shares awarded on March 9, 2007 vest on attainment of certain pre-established performance criteria during the three year performance period ended December 31, 2009.

(14)	Restricted shares awarded on February 9, 2007 vest 25% ratably on each of February 9, 2008, February 9, 2009, February 9, 2010 and February 9, 2011, with full vesting upon a change in control of the Company.

(15)	Stock options granted on October 9, 2006 vest 25% ratably on each of October 9, 2008, October 9, 2009 and October 9, 2010, with full exercisability upon a change in control of the Company.

Option Exercises and Stock Vested during Fiscal 2007

The following table provides information relating to option exercises and stock vesting for our Named Executive Officers during fiscal 2007:

	Option Awards		Stock Awards

	Number of Shares	Value Realized	Number of Shares	Value Realized on
Name	Acquired On Exercise	on Exercise ($)	Acquired on Vesting	Vesting ($)
(a)	(b)	(c)	(d)	(e)

William J. Flynn	—	—	4,500	263,520

John W. Dietrich	12,000	270,001	13,200	704,616

Jason Grant	5,115	66,510	1,666	92,421

Michael L. Barna	30,000	111,242	5,000	292,100

Adam R. Kokas	—	—	—	—

Employment and Other Agreements

William J. Flynn.  Mr. Flynn’s employment agreement was entered into on April 21, 2006 and became effective on June 22, 2006. Pursuant to Mr. Flynn’s employment agreement, he will receive an initial base annual salary of $650,000, which was pro rated for 2006 and which is subject to periodic adjustment. Mr. Flynn also received a sign-on payment of $200,000 and a grant of 18,000 shares of AAWW restricted stock with a value of $900,000 under the agreement. Such shares will vest one-quarter on each of the first four anniversaries of June 22, 2006. In addition, Mr. Flynn received a grant of 50,000 stock options, vesting in four equal parts on the first four anniversaries of the commencement of his employment, and 25,000 shares of performance-based restricted stock, vesting if our Common Stock reaches a specified value for a specified period of time prior to the fourth anniversary of the date of grant.

If Mr. Flynn is terminated by the Company for cause, or if he resigns, he is entitled to receive salary earned up to date of termination or resignation. If Mr. Flynn is terminated by the Company without cause, or if he resigns for good reason (as defined in the agreement and discussed in the section headed “Payments Upon a Change of Control and Termination of Employment” below), he is entitled to (i) 18 months base salary; (ii) accrued but unused vacation pay; (iii) all vested rights and benefits pursuant to other Company plans and programs; and (iv) health and welfare benefits coverage for 12 months (provided that such coverage will cease if Mr. Flynn receives comparable coverage from subsequent employment). Substantially equivalent benefits are payable in the event of Mr. Flynn’s permanent disability (as defined) or his death (in the event of Mr. Flynn’s death, his estate would be entitled to a payment equal to 24 months of his base salary). If, within the six months preceding or 12 months following a change of control (as defined in the agreement and discussed in the section headed “Payments Upon a Change of Control and Termination of Employment” below), Mr. Flynn’s employment is terminated not for cause or if he resigns for good reason, Mr. Flynn is entitled to the same benefits as described above with the exception that his payment of base salary is increased from 18 months to 24 months.

Under the terms of his employment agreement, Mr. Flynn is prevented from soliciting or interfering with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors for a period of two years following termination of his employment with us. Additionally, for a period of one year following termination of his employment, Mr. Flynn may not accept employment with, or give advice to, any air cargo carrier carrying on a business substantially similar to Atlas.

John W. Dietrich.  Mr. Dietrich’s employment agreement, which was amended and restated effective September 15, 2006, initially was entered into on March 19, 2003 and amended as of August 1, 2003, January 29, 2004 and April 1, 2005, respectively. Under his current employment agreement, Mr. Dietrich will receive a base annual salary of $425,000, which was pro rated for the period from September 15, 2006 to December 31, 2006 and which thereafter is subject to annual review. Under the agreement, if Mr. Dietrich’s employment is terminated without cause, or if Mr. Dietrich resigns for good reason (as defined in his agreement), he is entitled to 18 months base salary, payable in a single lump sum, which amount increases to 24 months base salary if his employment is terminated or he resigns for good reason in connection with a change of control. Substantially equivalent benefits are payable in the event of Mr. Dietrich’s permanent disability (as defined) or his death. Mr. Dietrich’s employment agreement also provides that he will not, for a period of one year following the termination of his employment with us, solicit or interfere with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors. Additionally, for a period of one year following termination of his employment, Mr. Dietrich may not accept employment in a non-attorney capacity with, or give non-legal advice to, certain of our major competitors.

Ronald A. Lane.  Mr. Lane was a Senior Vice President and Chief Marketing Officer of the Company from April 2003 to March 21, 2007. He resigned from these positions at such time and was elected Senior Vice President and Senior Advisor to the Company on March 22, 2007, positions he held through year-end 2007 when he retired as an executive officer and a full-time employee. Pursuant to Mr. Lane’s Amended and Restated Employment Agreement, dated as of March 21, 2007, Mr. Lane was entitled to receive (i) an annual base salary of $350,720, (ii) benefits under the Company’s health insurance plans and (iii) an automobile allowance of $700 per month, all during the period from March 31, 2007 through his retirement date of December 31, 2007. Thereafter, he is entitled to receive a lump-sum payment of $526,080 and continued coverage under the Company’s health plans for a period of twenty-four months. Mr. Lane is not eligible for, and did not receive, an annual incentive bonus in respect of the 2007 fiscal year.

Under terms of his Amended and Restated Employment Agreement, Mr. Lane is prevented from (i) soliciting or encouraging any of our customers to terminate or diminish their relationship with us or to persuade any such customer to conduct their business with any other person or entity through December 2008. Additionally, for a one-year period following his retirement, Mr. Lane is prohibited from engaging in certain activities that are deemed competitive to the Company, including, but not limited to, accepting employment with another company, without first obtaining our express written consent, which consent shall not be unreasonably withheld.

As previously noted, Mr. Lane recently executed an employment agreement pursuant to which he will be employed by the Company through year-end 2009. See “Certain Relationships and Related Person Transactions — Transactions with Former Executive Officers” above for information regarding these employment arrangements.

Potential Payments Upon Termination or Change of Control

We have several plans that govern payments to our Named Executive Officers in the event of a change of control of the Company, a change in the Named Executive Officer’s responsibilities, or a termination of any Named Executive Officer. Each of our 2007 Annual Incentive Plan for Senior Executives, 2007 Incentive Plan, and 2004 LTIP (or the related equity agreements) includes provisions regarding payments to Named Executive Officers upon termination of employment or a change of control of the Company. In addition, we have entered into employment agreements with certain of our Named Executive Officers that contain provisions regarding such payments. These employment agreements are summarized in the sections headed “Employment Agreements” and “Determination of 2007 Compensation” above. Lastly, our Benefits Program for Executive

Vice Presidents and Senior Vice Presidents (the “Benefits Program”) includes provisions for payments upon termination of employment or a change in control to the extent not covered by an employment agreement or otherwise.

Payments Upon Termination of Employment

Mr. Grant and Mr. Kokas participate in the Benefits Program pursuant to which they are entitled to accrued but unpaid base salary as of the date of termination in the event of a termination of employment for cause (as defined) or resignation. Payments due to Mr. Flynn and Mr. Dietrich upon termination by the Company, other than for cause or upon resignation for good reason, are described under the section headed “Employment Agreements” above. If Mr. Grant or Mr. Kokas is terminated by the Company without cause (as defined) or if either resigns for good reasons (as defined), he will be entitled to (i) 12 months base salary (payable in accordance with the Company’s normal pay schedule) and (ii) health and welfare benefits coverage for 12 months (provided that such coverage will cease if comparable coverage is obtained as a result of subsequent employment) under the Benefits Program.

Payments Upon Death or Disability

Benefits payable in the event of Mr. Flynn’s or Mr. Dietrich’s permanent disability (as defined) or death are described under “Employment and Other Agreements” above. In the event Mr. Lane’s employment is terminated by reason of death or disability, he or his estate would be entitled to receipt of his base salary and accrued benefits through the date employment terminates, along with the $100,000 severance payment otherwise payable to him at year-end 2010, all as required by the terms and provisions of his recently executed employment agreement. Benefits payable in the event of Mr. Grant’s or Mr. Kokas’ death or permanent disability (as defined) are governed by the Benefits Program. Upon occurrence of either event, the affected executive or his estate would receive (i) all accrued but unpaid base salary as of the date of termination, (ii) health and welfare benefits coverage for 12 months, and (iii) an additional cash amount equal to 12 months of the executive’s monthly base salary payable in accordance with the Company’s normal pay schedule.

Payments upon a Change of Control (without termination of employment)

2007 Annual Incentive Plan

The 2007 Annual Incentive Plan for Senior Executives provides that, in the event of a change of control during the Plan year, all annual cash incentive awards shall become payable as if the date of the change of control was the last day of the plan year, with the financial goal adjusted accordingly. A change of control is defined as when another party (acting alone or with affiliates) beneficially owns 50% or more of our issued and outstanding voting stock.

2007 Incentive Plan

The 2007 Incentive Plan includes change in control provisions that are triggered by a merger or consolidation, the sale of a majority of our assets, or stockholders approving a plan of complete liquidation. In the event that one of these changes in control events occurs, the Compensation Committee, as administrators of the 2007 Incentive Plan, may:

•	provide for the assumption of outstanding awards or grant new awards in substitution therefore if there is an acquiring or surviving entity that is a party to the transaction causing the change in control;

•	cash out all or a portion of the outstanding awards if holders of our common stock receive a payment (cash or non-cash) for their shares in the change of control transaction. The per share cash out price would be equal to the excess of the fair market value of one share of our common stock (as determined by the Compensation Committee in its sole and absolute discretion) less any exercise or purchase price;

•	where there is no assumption, substitution or cash-out as described above, each outstanding award requiring exercise will become fully exercisable and the delivery of any shares remaining deliverable under outstanding awards for restricted stock units and performance awards (to the extent these consist of stock units) will be accelerated and shares will be delivered to enable holders of awards the reasonable opportunity to participate as stockholders in the change in control transaction.

For fiscal 2007, the Compensation Committee determined to include a provision in all stock option, restricted share and performance share award agreements that calls for full and immediate vesting in the event of a change in control of the Company.

2004 Long Term Incentive and Share Award Plan

The 2004 LTIP, which applies to grants of equity made prior to May 23, 2007, includes change of control provisions which are triggered by a merger or consolidation, the sale of a majority of our assets, or stockholders approving a plan of complete liquidation. In the event of one of these change of control triggers:

•	all stock options become fully vested and exercisable;

•	all restrictions and other conditions on any restricted stock, units, performance shares or other awards lapse, and such awards become free of all restrictions and fully vested;

•	all outstanding options, restricted shares and other share based awards will be cashed out for the per share price paid to holders of common stock in connection with the change of control (or, if no consideration is paid, the fair market value of the stock immediately prior to the change of control), except for incentive stock options, which will be cashed out based on the transactions reported for the date of the change of control; and

•	subject to Compensation Committee discretion, any awards of performance shares or units relating to a period in which the change of control occurs become immediately payable in cash, to be paid pro rata based on achievement of the maximum performance targets.

Payments Upon a Change of Control and Termination of Employment

We have agreements with certain of our Named Executive Officers which provide for severance benefits in the event of certain terminations of employment following a change of control. These benefits are summarized below. A change of control is defined to occur upon the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding voting securities of the Company.

The change of control provisions of the employment agreements with our Named Executive Officers are “double-trigger” agreements. Mr. Flynn’s agreement provides that if, within 6 months preceding or 12 months following a change of control, we terminate his employment (other than for cause) or he resigns for good reason (as defined below), then Mr. Flynn will receive the following benefits: (i) 24 months base salary; (ii) vesting of all rights under plans and (iii) health and welfare benefits for 12 months. Mr. Dietrich’s agreement provides that if, within 6 months before or 12 months after a change of control, the Company terminates his employment (other than for cause) or he resigns for good reason, then Mr. Dietrich will receive: (i) the payment of 24 months base salary; (ii) relocation expenses back to Chicago; and (iii) health and welfare benefits for 12 months. Messrs. Grant and Kokas are not entitled to any incremental compensation in the event of a change of control followed by termination or resignation for good reason but remain entitled to the payments owed to them upon termination without cause or resignation for good reason.

The term “cause” as used in the agreements means (i) any act of material dishonesty, (ii) failure to comply with the material obligations set out in the employment agreement, (iii) a material violation of the Company’s corporate policies, or (iv) the conviction or plea of ’no contest’ to any misdemeanor of moral turpitude or any felony.

The term “good reason” means, for Mr. Flynn (i) a reduction in compensation, (ii) a material reduction in title or job responsibilities (and in the case of Messrs. Flynn and Lane, any reduction following a change of control), or (iii) a requirement to relocate the executive’s primary residence. For Mr. Dietrich, it includes (i) a reduction in base salary or bonus eligibility, or (ii) reduction in job title or responsibilities. For Messrs. Grant and Kokas, it includes (i) a reduction in base salary, (ii) ceasing to hold the title of Senior Vice President, other than through promotion or through reassignment to another job title of comparable responsibility or (iii) any reduction in job responsibilities that diminishes the opportunity to earn the same annual incentive bonus for which he was previously eligible.

Set forth below is the amount of compensation that Messrs. Flynn, Dietrich, Grant and Kokas would receive in the event of termination of such executive’s employment upon certain events or a change of control that is incremental to amounts previously earned and accrued by the executive for performance of his duties to the date of termination. The amounts shown assume that such termination or change of control was effective as of December 31, 2007, and are estimates of the amounts which would be paid out to the executives upon their termination or upon a change of control. For the equity component of such compensation, the Company used the closing price of AAWW common stock as of December 31, 2007. The actual amounts to be paid out can only be determined at the time of such events. As previously indicated, Mr. Barna left the Company in September 2007 to pursue other interests, and Mr. Lane retired at year-end 2007. Amounts shown below reflect the actual amounts paid or payable to such persons.

	Payments on			Payments Without	Payments on
	Termination of		Payments on	Termination of	Termination of
	Employment		Termination of	Employment	Employment
	Due to Death or		Employment	Following a	Following a
Name	Disability*		Without Cause*	Change of Control*	Change Control*
William J. Flynn	$1,991,880	**	$1,634,380	$4,287,103	$5,717,103
John W. Dietrich	1,315,830		1,315,830	1,877,592	2,812,592
Ronald A. Lane***	100,000		—	—	—
Jason Grant	590,574		590,574	710,423	1,010,423
Michael L. Barna***	—		—	—	—
Adam R. Kokas	489,608		489,608	919,671	1,249,671

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $54.22 per share, by multiplying the difference between the Market Price and the Exercise Price by the number of Accelerated Shares.

•	We assumed in each case that termination is not for cause, the executive does not violate his non-competition, non-solicitation or any other restrictive covenants or agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within 12 months of the termination of his employment, the executive does not have any unused vacation time, and the executive does not incur legal fees or relocation expenses requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	We valued estimated payments based on the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, which was $54.22 per share, multiplied by the number of shares of stock and other equity awards that are accelerated upon a termination of employment or termination of employment and change of control. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2007” for information regarding unvested equity awards.

**	Represents the amount payable to Mr. Flynn’s estate in the event of his death. In the event of diability, the amount to be paid to Mr. Flynn is $1,634,380.

***	Mr. Lane retired as an executive officer and a full-time employee at year-end 2007, and Mr. Barna terminated employment with the Company in September 2007. For information regarding payments made in connection with these terminations, see “Certain Relationships and Related Person Transactions — Transactions with Former Executive Officers” and “Compensation of Named Executive Officers — Summary Compensation Table for fiscal 2007” above.

PROPOSAL 2

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 and has directed that management submit the selection of that firm to the stockholders for ratification at the Annual Meeting. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

For information concerning the selection of PwC, see “Audit Committee Report” above. For information concerning fees paid to PwC during 2007, see “Fees to Independent Registered Accounting Firm” above.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSAL 3

APPROVAL OF
AN AMENDMENT TO THE ATLAS AIR WORLDWIDE HOLDINGS, INC.
2007 INCENTIVE PLAN

The 2007 Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan (the “Plan”) was approved by the stockholders at the 2007 Annual Meeting of Stockholders held on May 23, 2007. The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive awards. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, cash awards and stock units, including restricted stock units or combinations thereof, all as more fully described below.

The Plan replaced the 2004 LTIP (“prior plan”), and no new awards have been granted under the prior plan since May 23, 2007. Awards outstanding under the prior plan continue to be governed by the terms of that plan and the agreements under which they were granted.

Proposed Amendment

Of the 628,331 shares of Common Stock originally available for issuance under the Plans, as of March 28, 2008, 294,055 shares remain available for issuance of future awards. We do not believe that these remaining shares are sufficient to continue implementing the Company’s long-term incentive program over the next several years. Accordingly, the Board of Directors has approved an amendment to Section IV A of the Plan to increase the shares available for awards from 294,055 to 1,394,055, subject to stockholder approval of this amendment. No other amendments or revisions to the Plan are being submitted to the stockholders for their consideration at this time.

To the extent that any outstanding stock option or other equity-based award granted under the Plan (or under the prior plan) is cancelled, expires or is otherwise forfeited, the shares underlying that award will be available for issuance under the Plan. In addition, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by the Company will not reduce the number of shares remaining available for issuance under the Plan.

If this amendment is not approved by the stockholders, the proposed additional 1,100,000 shares will not become available for issuance under the Plan, but the Plan will otherwise remain in effect.

Overview

The following is a summary of the material features of the Plan.

Administration.  The Plan is administered by the Compensation Committee of the Board. The term “administrator” is used in this proxy statement to refer to the person (the Compensation Committee and its delegates) charged with administering the Plan. Under the Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock), cash awards and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award.

The administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to shares of stock subject to an award.

Eligibility and Participation.  Employees of the Company, including executive officers, directors and other persons providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan. As of March 31, 2008, there were 65 of such employees participating in the Plan. Seven non-employee Directors of the Company are also participating in the Plan.

Limitations on Awards.  Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four Named Executive Officers ranked by pay, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company’s stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which options may be granted and the maximum number of shares as to which stock appreciation rights may be granted to any participant during any fiscal year will each be 200,000. The Plan provides that the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 100,000 and the maximum amount payable as cash awards to any person in any fiscal year will be $3,000,000.

Adjustments.  In the event of a stock dividend, stock split or other change in our capital structure, the administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, and to the exercise prices of awards affected by the change. The administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

Stock Options.  The exercise price of a stock option granted under the Plan shall not be less than 100% of the fair market value of the Common Stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422 and Section 409A of the Code. Subject to the foregoing, the administrator will determine the exercise price of each option granted under the Plan on the basis of the closing price of the stock on the date of grant of the option.

Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory stock options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The expiration date of options cannot be more than ten years after the date of the original grant. The administrator may determine other terms and conditions related to the exercise of an option, including the time at which options may be exercised and conditions relating to the exercise of options. No stock options may be granted under the Plan after March 20, 2017, but stock options previously granted may extend beyond that date in accordance with their terms. The exercise price may be paid in cash, by check payable to the order of the Company or by any combination thereof.

Stock Appreciation Rights (SARs).  Although none have been issued to date, the administrator may grant SARs under the Plan. An SAR entitles the holder upon exercise to receive Common Stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant. SARs granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

Stock Awards; Stock Units.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of Common Stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specific conditions are met. The administrator may provide that any recipient of an award of restricted stock will have all the rights of a Company stockholder, including the right to vote the shares and to receive dividends. Other awards under the Plan may also be settled with restricted stock. The Plan provides also for stock units, including restricted stock units, entitling the recipient to receive shares of Common Stock (or cash measured by the value of the Common Stock) in the future on such conditions as the administrator may specify.

Performance Awards.  The Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings (each, a “Performance Criterion”). A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

Stock Price.  The closing price of the Company’s Common Stock as reported on NASDAQ on March 28, 2008 was $53.12 per share. Stock options granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

Transferability.  Neither ISOs nor, except for gratuitous transfers to the extent permitted by the administrator, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.

Section 409A.  Each award under the Plan will contain terms, and will be construed and administered, so that the award either qualifies for an exemption from the requirements of Section 409A of the Code or satisfies such requirements.

Termination.  The Plan sets forth how awards may be treated in the event that a participant’s employment terminates. The administrator, however, may provide for different default treatment, dependent upon the type of award granted. Upon termination of a participant’s employment, all awards requiring exercise will cease to be exercisable and will terminate, and all other awards, to the extent not vested, will be forfeited unless the administrator provides otherwise. Notwithstanding the above, unless the administrator provides otherwise, if a participant dies or terminates employment by reason of disability, options and SARs exercisable immediately prior to death or disability may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death or termination by reason of disability (or for the remainder of their original term, if less). In the case of termination of the participant’s employment for reasons other than death or disability, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the administrator’s judgment the reason for the award holder’s termination casts discredit on the participant sufficient to justify immediate termination of the award, then such award will immediately terminate.

Change of Control.  In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the administrator to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. All outstanding awards not assumed by the surviving or acquiring corporation or cashed-out shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate. The administrator may provide for different or additional terms relating to a change of control of the Company in the awards. In the case of any such merger, consolidation or other transaction, awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

Amendment.  The administrator may amend the Plan or any outstanding award at any time, provided that except as otherwise expressly provided in the Plan the administrator may not, without the participant’s consent, alter the terms of an award so as to affect materially and adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements).

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory Options.  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death or permanent and total disability) is treated as a NSO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000. Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Code.

Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. The table below sets forth equity-based awards granted under the Plan from May 23, 2007, the date on which the Plan was adopted, through December 31, 2007. For additional information concerning equity-based awards in respect of fiscal year 2007, see “Grants of Plan-Based Awards during Fiscal 2007” and “Option Exercises and Stock Vesting during Fiscal 2007” above.

		Number of Shares
	Number of Shares	Underlying	Number of	Number of
	Underlying	Performance	Restricted	Restricted Stock
Name/Group	Options Granted	Shares Granted	Shares Granted	Units Granted	Total

William J. Flynn	35,800	—	6,530	—	42,330
John W. Dietrich	—	—	4,269	—	4,269
Ronald A. Lane	—	—	—	—	—
Jason Grant	—	—	—	—	—
Michael L. Barna	—	—	—	—	—
Adam R. Kokas	—	—	3,014	—	3,014
Executive Officers(1)	35,800	—	13,813	—	49,613
Directors(2)	—	—	—	6,428	6,428
Other Employees(3)	9,000	7,800	5,800	300	22,900

(1)	Includes all persons who served as an executive officer at any time during 2007.

(2)	Includes all persons who served as a non-employee Director at any time during 2007.

(3)	Includes all employees other than those set forth above.

As noted above, cash incentive performance payments are also a form of award under the Plan. For information concerning the cash incentive performance payments made to the Named Executive Officers in respect to the fiscal year ended December 31, 2007, see Column (g) of the Summary Compensation Table appearing above. Cash payments made for the 2007 fiscal year to all executive officers as a group (10 persons) and to all non-executive officer employees as a group (243 persons) totaled approximately $3,000,000 and approximately $9,200,000, respectively. Non-employee Directors did not receive cash awards under the Plan for the 2007 fiscal year, nor are they expected to receive this type of award in the future.

The table below sets forth the estimated threshold target and maximum bonus amounts that might be distributed as cash incentive performance awards under the Plan for the fiscal year 2008, based on current salary. Changes in salary that may occur in fiscal year 2008 may change the amounts set forth in the table, subject to the $3,000,000 limit in the Plan on the maximum amount payable to any participant in any fiscal year as a cash award. Cash incentive performance awards under the Plan will not be paid unless certain pre-determined performance goals and objectives set by the Compensation Committee for the 2008 fiscal year are met.

Name/Group	Threshold ($)(1)	Target Bonus ($)(1)	Maximum Bonus ($)(1)

William J. Flynn	429,000	572,000	1,144,000
John W. Dietrich	210,375	280,000	561,000
Jason Grant	112,500	150,000	300,000
Adam R. Kokas	123,750	165,000	330,000
Executive Officers (other than those set forth above)	344,859	459,813	919,625

(1)	These amounts are based on a percentage of salary and will change in the event that an executive’s salary changes.

Equity Compensation Plan Information

The following table sets forth certain information relating to the shares of common stock that may be issued under the Company’s stock-based incentive plans at December 31, 2007.

Number of
securities to be
	issued upon	Weighted average
	exercise of	exercise price of	Number of
	outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan Category	and rights	and rights	for future issuance
Equity compensation plans approved by security holders(1)	542,408	$34.15	611,880
Equity compensation plans not approved by security holders	—	—	—
Total	542,408	$34.15	611,880

(1)	Includes shares issuable pursuant to the Plan and the 2004 LTIP.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 2007 INCENTIVE PLAN AS SET FORTH HEREIN.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED
AT THE 2009 ANNUAL MEETING

Stockholder Proposals to Be Included in Our 2008 Proxy Statement

We currently expect to hold our 2009 annual meeting of stockholders on or about May 21, 2009. Under the rules of the SEC, if a stockholder wants us to include a proposal in the proxy statement and form of proxy for presentation at our 2009 annual meeting, the proposal must be received by our Secretary no later than December 18, 2008. All stockholder proposals must be made in writing and addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577.

Advance Notice Procedures

Under our By-laws, and as permitted by the rules of the SEC, no business may be brought before the Annual Meeting except as specified in the notice of the meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our By-laws) not earlier than February 20, 2009 and not later than March 13, 2009. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary of AAWW. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have his or her stockholder proposal included in our Proxy Statement, as discussed above.

ADDITIONAL COPIES OF ANNUAL REPORT

A copy of our 2007 Annual Report accompanies this Proxy Statement. If any person who was a beneficial owner of Common Stock on the Record Date desires additional copies, such copies may be obtained without charge upon request in writing addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. Each such copy of our 2007 Annual Report so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits. We will furnish any such exhibit upon written request and upon payment of a reasonable specified fee. The Form 10-K is also available on our website at www.atlasair.com.

ADDITIONAL INFORMATION

Separate Voting Materials

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to a household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces printing and mailing costs. If you participate in “householding” and wish to continue receiving individual copies of our proxy statement and annual report, please write or call us at the following address or phone number: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000. We will promptly deliver an additional copy of the proxy and/or the annual report to any stockholder who so requests.

List of Stockholders

At the Annual Meeting and for 10 days prior to the meeting, the names of stockholders entitled to vote at the Annual Meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9 a.m. and 5 p.m., at our principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577, by contacting the Secretary of AAWW.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal aviation law on foreign ownership of U.S. airlines, our Certificate of Incorporation and By-laws restrict foreign ownership of shares of our Common Stock. The restrictions imposed by federal aviation law (49 U.S.C. § 41102) currently include a requirement that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not “Citizens of the United States.” There is a separate requirement that we be under the actual control of Citizens of the United States.

Pursuant to our By-laws, there is a separate stock record, designated the “Foreign Stock Record” for the registration of Voting Stock that is Beneficially Owned by aliens. “Voting Stock” means all outstanding shares of our capital stock that we may issue from time to time which, by their terms, may vote. “Beneficially Owned” refers to owners of our securities who, directly or indirectly, have or share voting power and/or investment power.

At no time will ownership of our shares of Common Stock representing more than the Maximum Percentage be registered in the Foreign Stock Record. “Maximum Percentage” refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, aliens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting our, Atlas’s or Polar’s operating certificates or authorities. If we find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the Foreign Stock Record sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.

The enclosed proxy card contains a certification that by signing the proxy card the stockholder certifies that such stockholder is a “Citizen of the United States” as defined by 49 U.S.C. § 40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record.

We will promptly deliver a copy of our By-laws to any stockholder who writes or calls us at the following address or phone number: Attention: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000.

Extent of Incorporation by Reference of Certain Materials

The Audit Committee Report and the Compensation Committee Report on Executive Compensation included in this Proxy Statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under or subject to Regulation 14A or 14C (other than Item 7 to Regulation 14A), or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate such report or performance graph by reference therein.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the election of directors, ratification of the selection of our independent auditors and the approval of the amendment to the 2007 Incentive Plan, all as described above. If any other matter is properly brought before the Annual Meeting for action by stockholders, all proxies (in the enclosed form) returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

WILLIAM J. FLYNN
President and Chief Executive Officer

April 16, 2008

Ñ    DETACH PROXY CARD HERE    Ñ

Please sign, date and return This proxy card in the enclosed envelope.
☒
Votes MUST be indicated (x) in Black or Blue ink.

1. Election of Directors
     The Board of Directors recommends a vote FOR the listed nominees.

Nominees:	Robert F. Agnew, Timothy J. Bernlohr, Keith E. Butler, Eugene I. Davis, William J. Flynn, James S. Gilmore, Carol B. Hallett and Frederick McCorkle.
Certification:
Pursuant to federal law and Atlas Air Worldwide Holdings, Inc.’s certificate of incorporation and by-laws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that (1) you are a United States citizen as that term is defined by federal aviation law, or (2) the shares of stock represented by this Proxy have been registered on the foreign stock record of the Company, as provided in the by-laws.

FOR all nominees for director listed above (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.	☐	WITHHOLD AUTHORITY to vote for an individual nominee(s). Write name(s) below.	☐	Mark here if you plan to attend the meeting. ☐

If you attend the meeting, you will be accompanied by ________________
		FOR	AGAINST	ABSTAIN

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. The Board of Directors recommends a vote FOR this proposal.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Approval of the amendment to the 2007 Incentive Plan. The Board of Directors recommends a vote FOR this proposal.	☐	☐	☐

----------------------------------

SCAN LINE (FPO)

----------------------------------

Please sign exactly as name appears on this Proxy. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.					______________	__________________	____________________
					Date	Share Owner sign here	Co-Owner sign here

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue, Purchase, New York 10577
Proxy for the Annual Meeting of Stockholders – May 21, 2008
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Jason Grant, Adam R. Kokas and Michael W. Borkowski, and each of them, with full power of substitution in each, as proxies and authorizes them to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036 on Wednesday, May 21, 2008 at 10:00 a.m., local time, and at any adjournment or postponement of the meeting, as indicated below.

Please date, sign and return this proxy promptly. This Proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election as directors of all of the nominees listed on the reverse side, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors and FOR the approval of the amendment to the 2007 Incentive Plan as described in the Proxy Statement. The undersigned authorizes the Proxies to vote, in their discretion, upon any other matters as may properly come before the Annual Meeting.

If you plan to attend the meeting, please indicate in the space provided on the reverse side.

The Board of Directors recommends a vote FOR the election as directors of the persons named in proposal 1, FOR the ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors as set forth in proposal 2, and FOR the approval of the amendment to the 2007 Incentive Plan as set forth in proposal 3.

To change your address, please mark this box and provide your new address below.	☐

Change of address:	ATLAS AIR WORLDWIDE HOLDINGS, INC. P.O. BOX 11162 NEW YORK, N.Y. 10203-0162

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE
Please return this card in the self-addressed envelope provided